PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated April 14, 2010)	Registration No. 333-165733

7,500 Shares of Series A Convertible Preferred Stock
Warrants to Purchase 1,689,192 Shares of Common Stock

We are offering up to 7,500 shares of our Series A Convertible Preferred Stock and warrants to purchase up to 1,689,192 shares of common stock.  This offering also includes an aggregate of (i) 3,378,380 shares of common stock initially issuable upon the amortization or conversion of the Series A Convertible Preferred Stock (plus any shares issuable as dividends and as a result of any adjustment to the number of shares of Common Stock underlying the Series A Convertible Preferred Stock as described herein) and (ii) 1,689,192 shares of common stock issuable from time to time upon the exercise of the warrants (subject to adjustment as described herein). The Series A Convertible Preferred Stock and warrants will be sold in units, with each unit consisting of one (1) share of Series A Convertible Preferred Stock and one (1) warrant to purchase 225.2 shares of common stock at an initial exercise price of $2.22 per share of common stock. Units will not be issued or certificated. The shares of Series A Convertible Preferred Stock and warrants are immediately separable and will be issued separately. The warrants will be exercisable on or after the one (1) year anniversary of the date of issuance and will terminate on the fifth anniversary of the date the warrants become exercisable.

For a more detailed description of our Series A Convertible Preferred Stock, see the section entitled “Description of Convertible Preferred Stock” beginning on page S-13, for a more detailed description of our warrants, see the section entitled “Description of Warrants” beginning on page S-16, and for a more detailed description of our common stock, see the section entitled “Description of Capital Stock—Common Stock” beginning on page 4 of the accompanying prospectus.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OXBT”. The last reported sale price of our common stock on The NASDAQ Capital Market on December 7, 2011 was $2.23 per share.  We do not intend to list the Series A Convertible Preferred Shares or warrants on any exchange.

As of October 17, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $50,691,262, based on 23,850,338 shares of outstanding common stock, of which 20,522,778 shares were held by non-affiliates, and a per share price of $2.47 based on the closing price of our common stock on that date.  During the prior twelve-calendar-month period that ends on, and includes, the date of this prospectus supplement, we offered securities with an aggregate market value of approximately $619,181 pursuant to General Instruction I.B.6.of Form S-3.

We have retained William Blair & Company, L.L.C. to act as our exclusive placement agent for this offering.  We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the securities we are offering. We have also agreed to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” in this prospectus supplement. The placement agent is not required to arrange for the sale of any specific number of securities or dollar amount but will use reasonable best efforts to arrange for the sale of the securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement.

	Per Unit	Maximum Offering Amount
Public offering price of units	$1,000	$7,500,000
Placement agent fees	$70	$525,000
Proceeds, before expenses, to Oxygen Biotherapeutics, Inc.	$930	$6,975,000

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $265,000. The placement agent is not purchasing or selling any of our units pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number units. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent’s fees and proceeds to us may be substantially less than the maximum amounts set forth above. We expect that delivery of the units being offered pursuant to this prospectus supplement will be made to purchasers on or about December 12, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

William Blair & Company

The date of this prospectus supplement is December 8, 2011

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-2
SUMMARY	S-3
RISK FACTORS	S-8
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-10
USE OF PROCEEDS	S-11
DILUTION	S-12
DESCRIPTION OF CONVERTIBLE PREFERRED STOCK	S-13
DESCRIPTION OF WARRANTS	S-16
DESCRIPTION OF COMMON STOCK	S-18
PLAN OF DISTRIBUTION	S-19
WHERE YOU CAN FIND MORE INFORMATION	S-21
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-21
LEGAL MATTERS	S-22
EXPERTS	S-22
Prospectus

ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
ABOUT OXYGEN BIOTHERAPEUTICS, INC	3
RISK FACTORS	3
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	6
PLAN OF DISTRIBUTION	8
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9
LEGAL MATTERS	10
EXPERTS	10

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of these documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we are offering to sell Series A Convertible Preferred Stock, which is convertible into shares of our common stock, and warrants to purchase shares of our common stock, which we refer to herein collectively as the securities, using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Documents by Reference” on page S-21 of the prospectus supplement before investing in our securities.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “Oxygen Biotherapeutics,” “we,” “us” and “our” refer to Oxygen Biotherapeutics, Inc., a Delaware corporation.

SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus and prospectus supplement. You should read this summary together with the entire prospectus supplement and prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement on page S-8 for a discussion of the risks involved in investing in our securities.

Oxygen Biotherapeutics, Inc.

We are engaged in the business of developing biotechnology products with a focus on oxygen delivery to specific target tissues. We are currently developing Oxycyte®, a systemic perfluorocarbon, or PFC, product we believe is a safe and effective oxygen carrier for use in situations of acute ischemia.  In addition, we have developed a family of perfluorocarbon-based oxygen carriers for use in personal care, topical wound healing, and other topical indications. While we continue to move forward with Oxycyte as a potential treatment for traumatic brain injury or TBI, our focus for the next twelve months will be to develop our most advanced topical products: Dermacyte® and Wundecyte™, as we believe these products have a greater opportunity for nearer-term commercialization.  During the fiscal years ended April 30, 2011 and 2010, we spent approximately $2.7 million and $2.9 million, respectively, on research and development.

 Oxycyte

Our Oxycyte oxygen carrier product is a PFC-based oil in water emulsion, which is provided to the patient intravenously. The physical-chemical properties of PFCs enable our product to concentrate oxygen from the lungs and transport it through the body releasing it along the way.  Over a period of days Oxycyte is gradually exhaled through the lungs during the normal process of respiration. Oxycyte requires no cross matching, so it is immediately available and compatible with all patients’ blood types. Oxycyte has an extended shelf life compared to blood and is provided as a sterile emulsion ready for intravenous administration.  Because it contains no biological components, there is no risk of transmission of blood-borne viruses from human blood products.  Further, since Oxycyte is based on readily available inert compounds, we believe it can be manufactured on a cost-effective basis in amounts sufficient to meet demand.

 We received approval of our Investigational New Drug application, or IND, for severe TBI filed with the U.S. Food and Drug Administration, or FDA, and began Phase I clinical studies in October 2003, which were completed in December 2003. We submitted a report on the results to the FDA along with a Phase II protocol in 2004. Phase II-A clinical studies began in the fourth quarter 2004, and were completed in 2006. A further Phase II study protocol was filed with the FDA in the spring of 2008, but remained on clinical hold by the FDA due to safety concerns raised by the regulatory agency. We are continuing to respond to the FDA’s requests for data required to address their concerns. After receiving this clinical hold, we filed a revised protocol as a dose-escalation study with the regulatory authorities in Switzerland and Israel. The relevant Swiss regulatory body approved the protocol in August 2009, and the Israel Ministry of Health approved the protocol in September 2009. The new study began in October 2009 and is currently under way both in Switzerland and Israel. In March 2010, we determined that it is feasible to simplify the trial design and also reduce the number of patients to be enrolled. In May 2010, we entered into a relationship with a contract research organization, or CRO, to assist us as we expand our study into India to initiate five to ten new sites for our Phase II-b clinical trial. Study objectives, safety and efficacy endpoints would remain unchanged, and we feel with these optimizations the study could be concluded faster and more economically. In March 2011 we received confirmation of a $2.07M, two-year cost reimbursement award from the U.S. Army to conduct safety related studies for Oxycyte. PFC emulsions, as a therapeutic class, are known to interact with the reticuloendothelial system as part of the clearance mechanism, as well as affect the number of circulating platelets. The studies supported by this grant will examine the effects of Oxycyte on the immune system, platelet function and distribution, as well as the safety and efficacy of platelet transfusion, which can be necessary for patients with TBI and related polytrauma. Additional studies under this grant will be conducted to evaluate the pharmacokinetics of PFCs in relevant species. We believe the results of these studies will support the safety profile of Oxycyte PFC emulsion. We expect to commit a substantial portion of our financial and business resources over the next three years to testing Oxycyte and advancing this product to regulatory approval for use in one or more medical applications.

Should Oxycyte successfully progress in clinical testing and if it appears regulatory approval for one or more medical uses is likely, either in the United States or in another country, we intend to evaluate our options for commercializing the product. These options include licensing Oxycyte to a third party for manufacture and distribution, manufacturing Oxycyte ourselves for distribution through third party distributors, manufacturing and selling the product ourselves, or establishing some other form of strategic relationship for making and distributing Oxycyte with a participant in the pharmaceutical industry. We are currently investigating and evaluating all options.

 Dermacyte®

The Dermacyte line of topical cosmetic products employs our patented PFC technology and other known cosmetic ingredients to promote the appearance of skin health and other desirable cosmetic benefits. Dermacyte is designed to provide a moist and oxygen-rich environment for the skin when it is applied topically, even in small amounts. Dermacyte Concentrate has been formulated as a cosmetic in our lab and Dermacyte Eye Complex was created by a contract formulator, with the patent held by Oxygen Biotherapeutics. Both formulas have passed all safety and toxicity tests, and we have filed a Cosmetic Product Ingredient Statement, or CPIS with the FDA. The market for oxygen-carrying cosmetics includes anti-aging, anti-wrinkle, skin abrasions and minor skin defects.

In September 2009, we started production of our first commercial product under our topical cosmetic line, Dermacyte Concentrate.  We produced and sold a limited pre-production batch in November 2009 as a market acceptance test. The product was sold in packs of 8 doses of 0.4ml. Based on the test market results we identified specific market opportunities for this product and reformulated Dermacyte Concentrate for better product stability. Marketing and shipments of the new Dermacyte Concentrate formulation began in April 2010. We worked with a contract formulator in California to develop the Dermacyte Eye Complex which contains PFC technology as well as other ingredients beneficial to the healthy appearance of the skin around the eyes.

Since June 2010 we have marketed and sold these products through www.buydermacyte.com and to dermatologists and medical spas with a combination of in-house sales, independent sales agents and exclusive distributors.

Additional potential topical applications of our PFC technology that are under development include Dermacyte night cream and brightening serum.

Dermatology

We intend to develop additional clinical research protocols and conduct proof-of-concept studies for topical indications, including the treatment of acne, rosacea, pruritis and dermatitis. We believe that we will need the support of partners specializing in this sector to further develop and commercialize these dermatologic product candidates. We can provide no assurance that the topical indications we have under development will prove their claims and be successful commercial products.

 Wundecyte™

 Wundecyte is a novel gel developed under a contract agreement with a lab in Virginia that is designed to be used as a wound-healing gel. In July 2009, we filed a 510K medical device application for Wundecyte with the FDA. Several oxygen-producing and oxygen-carrying devices were cited as predicate devices. The FDA response was that the application likely would be classified as a combination device. The drug component of the combination device will require extensive preclinical and clinical studies to be conducted prior to potential commercialization of the product.

We have also developed an oxygen-generating bandage that can be combined with Wundecyte gel. Wundecyte gel and the oxygen-generating bandage both entered preclinical testing in our first quarter of fiscal 2011. The studies were designed to measure factors such as time to wound closure and reduction in scar tissue formation as compared to a control group. Results showed an apparent increase in epithelial thickness versus the control. The treatment did not cause adverse effects and the models tolerated the treatment well. Our current product development plan is for Wundecyte to emerge into more complex wound-healing indications, also in combination with oxygen-producing technologies based on hydrogen peroxide. In December 2010 we signed a binding letter of intent with Sarasota Medical Products, Inc., or SMP, of Sarasota, Florida to determine the feasibility of pursuing a joint research and development venture for treating chronic ischemic wounds. The venture will be based on combining Wundecyte with SMP’s topical medical devices.

Corporate Information

Our executive offices are located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, and our telephone number is (919) 855-2100.

Oxygen Biotherapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc. Effective June 30, 2008, we changed our domiciliary state from New Jersey to Delaware and the company name to Oxygen Biotherapeutics, Inc.

The Offering
Series A Convertible Preferred Stock offered by us
A total of 7,500 shares of Series A Convertible Preferred Stock with a stated value of $1,000.00 per share will be offered in this offering.  The initial offering will be for an aggregate stated value of $3.5 million, or 3,500 shares.   Subject to certain conditions, holders of the Series A Convertible Preferred Stock will be required to purchase additional shares of Series A Convertible Preferred Stock with a stated value of up to $4.0 million, or 4,000 shares, upon our payment of the last monthly amortization payment on the shares issued in the initial offering.  This prospectus also initially relates to up to 3,378,380 shares of common stock that may be initially issued upon the amortization or conversion of the Series A Convertible Preferred Stock (plus any shares issuable as dividends and as a result of any adjustment to the number of shares of Common Stock underlying the Series A Convertible Preferred Stock as described herein), in each case subject to the satisfaction of certain conditions.

Warrants
Warrants to purchase 1,689,192 shares of common stock will be offered in this offering. Each warrant may be exercised at any time after the one-year anniversary of the issuance of the warrants until the fifth anniversary of the date the warrants become exercisable at an initial exercise price of $2.22 per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Description of the Series A Convertible Preferred Stock

Maturity	Shares of Series A Convertible Preferred Stock will mature on the one year anniversary of issuance of such shares. See “Description of Convertible Preferred Stock” beginning on page S-13.

Amortization
On each one month anniversary of issuance of the Series A Convertible Preferred Stock, we will redeem, subject to certain exceptions, one-sixth of the initial stated value of the Series A Convertible Preferred Stock. See “Description of Convertible Preferred Stock” beginning on page S-13.

Amortization Payments
We may elect to pay the monthly amortization payments in cash or, subject to certain conditions, in shares of our common stock by delivering that number of shares of common stock equal to the amount of the monthly amortization payment divided by a per share amortization price, which shall be the lesser of (i) the then-existing conversion price, which is initially $2.22 per share of common stock and (ii) 90% of a calculated market price per share of common stock. See “Description of Convertible Preferred Stock” beginning on page S-13.

Dividends
Shares of Series A Convertible Preferred Stock will carry a dividend equal to 7% per annum, paid monthly in arrears. We may elect to pay dividends in cash or, subject to certain conditions, in shares of our common stock.  If we pay dividends in shares of common stock, the shares will be valued at a calculated per share market price. Dividends shall be subject to a make-whole through maturity upon any earlier conversion, redemption or amortization. See “Description of Convertible Preferred Stock” beginning on page S-13.

Market Price

For purposes of the amortization or dividend payments on the Series A Convertible Preferred Stock as described above, the market price shall be equal to the average of the volume weighted average prices for the five lowest trading days, excluding the two lowest trading days of such period, during the 20 consecutive  trading day ending on the trading day immediately prior to the applicable payment date, subject to a “true up” based on the five lowest trading days during the twenty consecutive trading days ending on the trading day immediately prior to the applicable payment date. See “Description of Convertible Preferred Stock” beginning on page S-13.

Conversion
Holders may elect to convert shares of Series A Convertible Preferred Stock into shares of our common stock at then-existing conversion price at any time.  The initial conversion price is $ 2.22 per share of our common stock, and is subject to certain adjustments, including an anti-dilution provision that reduces the conversion price upon our issuance of any common stock or securities convertible into common stock at an effective price per share less than the conversion price. See “Description of Convertible Preferred Stock” beginning on page S-13.

Liquidation preference
In the event of our voluntary or involuntary dissolution, liquidation or winding up, each holder of Series A Convertible Preferred Stock will be entitled to be paid a liquidation preference equal to the initial stated value of such holder’s Series A Convertible Preferred Stock of $1,000.00 per share, plus accrued and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Series A Convertible Preferred Stock. See “Description of Convertible Preferred Stock” beginning on page S-13.

Voting rights
Shares of Series A Convertible Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series A Convertible Preferred Stock will be required to amend the terms of the Series A Convertible Preferred Stock. See “Description of Convertible Preferred Stock” beginning on page S-13.

Use of proceeds
We intend to use the net proceeds received from the sale of the securities for furthering our clinical trials and efforts to obtain regulatory approval for Oxycyte, developing our other product candidates, supporting manufacturing Oxycyte, distribution for Dermacyte, research and development and general corporate purposes. See “Use of Proceeds” on page S-11.

Market for the Series A Convertible Preferred Stock, warrants and common stock
Our common stock is quoted and traded on The NASDAQ Capital Market under the symbol “OXBT.” However, there is no established public trading market for the offered Series A Convertible Preferred Stock or the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Convertible Preferred Stock or warrants on any securities exchange. The warrants are immediately separable from the shares of Series A Convertible Preferred Stock being offered as part of the units.

Risk factors
See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock and warrants to purchase our common stock.

NASDAQ Capital Market symbol for common stock	OXBT

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risks under the heading “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, filed with the SEC on July 15, 2011, and our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011, filed with the SEC on September 19, 2011, which information is incorporated by reference in this prospectus supplement, and the additional risks described below and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before deciding to invest in our securities. If any of the following risks actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations.  In any case, the value of our common stock or warrants could decline, and you could lose all or part of your investment, or our use of the offering proceeds may not yield a favorable return on your investment.  You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement.

Risks Relating to the Offering

Our use of the offering proceeds may not yield a favorable return on your investment.

We currently intend to use the net proceeds received from the sale of the securities to further our clinical trials and efforts to obtain regulatory approval of Oxycyte, develop our product candidates, including dermatologic indications using our topical gel, support manufacturing of Oxycyte, distribution of our Dermacyte cosmetic product and other product candidates, for research and development and for general corporate purposes, including working capital and potential acquisitions.  Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. Pending the use of the proceeds in this offering, we will invest them. However, the proceeds may not be invested in a manner that yields a favorable or any return.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.

The offering price is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of October 31, 2011, investors converting or exercising shares of Series A Convertible Preferred Stock or warrants for shares of common stock, as the case may be, will incur immediate dilution. In addition to this offering, subject to market conditions and other factors, it is likely that we will pursue additional financings in the future, as we continue to build our business. In future years, we will likely need to raise significant additional capital to finance our operations and to fund clinical trials, regulatory submissions and the development, manufacture and marketing of other products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity or debt securities. The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

In addition, our board of directors has the authority to establish the designation of additional shares of preferred stock that may be convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. Any such additional shares of preferred stock may have rights, preferences and privileges senior to those of outstanding common stock, and the issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders.

The redemption by us of the Series A Convertible Preferred Stock in stock or the conversion of such Preferred Stock  by the holders could result in a  substantial number of additional shares being issued, with the number of such shares increasing if and to the extent our market price declines, diluting the ownership percentage of our existing stockholders.

The Series A Convertible Preferred Stock is convertible at the option of the holders at an initial conversion price of $2.22. We will make amortization and dividend payments on the Series A Convertible Preferred Stock, with the principal amount being amortized in six payments payable over the six months following the issue date of the Series A Convertible Preferred Stock payable at our option in cash and/or stock, subject to certain conditions being met.  If we elect to make the payments in shares of our common stock, the price used to determine the number of shares to be issued will be calculated using the lesser of (i) the-then existing conversion price, which is initially $2.22 per share and (ii) a 10% discount to a calculated market price. Accordingly, the lower the market price of our common stock at the time at which we make amortization payments in stock, the greater the number of shares we will be obliged to issue and the greater the dilution to our existing stockholders.  Such issuances could adversely affect the market price of our common stock.

There is no public market for the Series A Convertible Preferred Stock or warrants being offered in this offering.

There is no established public trading market for the Series A Convertible Preferred Stock or warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A Convertible Preferred Stock or warrants on any securities exchange. Without an active market, the liquidity of the Series A Convertible Preferred Stock and warrants will be limited.

Our Series A Convertible Preferred Stock will rank junior to all our liabilities to third party creditors in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our Series A Convertible Preferred Stock only after all our liabilities have been paid. Our Series A Convertible Preferred Stock will effectively rank junior to all existing and future liabilities held by third party creditors. The terms of our Series A Convertible Preferred Stock do not restrict our ability to raise additional capital in the future through the issuance of debt. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on any or all of our Series A Convertible Preferred Stock then outstanding.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus supplement and the prospectus and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements.  These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements.  Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC.  Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should read carefully this prospectus supplement, the prospectus and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.  We hereby qualify all of our forward-looking statements by these cautionary statements.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $6.71 million after deducting the placement agent’s fees and estimated offering expenses.  This amount does not include the proceeds which we may receive in connection with the exercise of the warrants.  We intend to use the net proceeds of this offering to further our clinical trials and efforts to obtain regulatory approval of Oxycyte, develop our product candidates, including dermatologic indications using our topical gel, support manufacturing of Oxycyte, distribution of our Dermacyte cosmetic product and other product candidates, for research and development and for general corporate purposes, including working capital and potential acquisitions.  We currently do not have any arrangements or agreements for any acquisitions.  We cannot precisely estimate the allocation of the net proceeds from this offering.  Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Pending the use of net proceeds, we intend to invest these net proceeds in certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

Our net tangible book value as of October 31, 2011 was approximately $(4.5) million, or approximately $(0.19) per share of common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, with this amount divided by the number of shares of common stock outstanding as of October 31, 2011.  After giving effect to the sale by us of 7,500 units at an offering price of $1000.00 per unit consisting of 7,500 shares of Series A Preferred Stock, which we have assumed is converted into 3,378,380 shares of common stock at the initial conversion price, and warrants to purchase 1,689,192 shares of common stock (and excluding shares of common stock issued and any proceeds received upon exercise of the warrants), after deducting the placement agent’s fees and estimated expenses of this offering, and reflecting $525,000 of dividends payable on the Series A Preferred Stock as a liability, our as adjusted net tangible book value would have been approximately $1.6 million, or $0.06 per share of common stock.  Assuming the completion of this offering, this represents an immediate increase in net tangible book value of $0.25 per share to our existing stockholders and an immediate dilution of $2.16 per share to anyone who purchases our Series A Preferred Stock and warrants in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per unit		1,000
Net Tangible book value per share as of October 31, 2011	(0.19)
Increase per share attributable to the offering	0.25
Adjusted net tangible book value per share as of October 31, 2011 after giving effect to this offering		0.06
Dilution per share to new investors		2.16

The foregoing table is based on 23,857,671 shares of common stock outstanding as of October 31, 2011 and assumes no exercise of warrants or options or issuances of shares of common stock since that date.  In addition, the table does not take into effect further dilution to new investors that could occur upon the exercise of the outstanding options and warrants having an exercise price less than the per share offering price to the public in this offering.

In addition, the calculation in the foregoing table does not take into account any of the following:

●	721,015 outstanding stock options, with a weighted average exercise price of $4.20 per share;
●	4,983,855 outstanding warrants, with a weighted average exercise price of $2.82 per share; or
●	2,174,891 convertible note shares, with a weighted average conversion price of $2.26 per share.

 DESCRIPTION OF CONVERTIBLE PREFERRED STOCK

The material terms and provisions of the Series A Convertible Preferred Stock being offered pursuant to this prospectus supplement are summarized below.  The terms of our Series A Convertible Preferred Stock are provided in a certificate of designation, which was filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering. This summary of the Series A Convertible Preferred Stock is subject in all respects to the provisions contained in such certificate of designation.

 General

Under our Certificate of Incorporation, as amended, our Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  We do not currently have any preferred stock outstanding.  By the filing of a Certificate of Designations with the Secretary of State of the State of Delaware, we designated 7,500 shares of our authorized but unissued preferred stock as a series of our preferred stock, designated as Series A Convertible Preferred Stock.  At the consummation of this offering, we will issue up to 7,500 shares of Series A Convertible Preferred Stock, with 3,500 shares of Series A Convertible Preferred Stock to be issued in the initial closing and, subject to certain conditions, 4,000 shares of Series A Convertible Preferred Stock to be issued upon the payment of the last monthly amortization payment (as discussed below) on the initial closing.

When issued in accordance with this prospectus supplement and the accompanying prospectus, the Series A Convertible Preferred Stock, and our common stock issuable upon the conversion of the Series A Convertible Preferred Stock and accrued dividends, will be validly issued, fully paid and nonassessable.  The holders of the Series A Convertible Preferred Stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or other of our securities of any class, other than the right to convert into shares of our common stock as described herein and if we grant, issue or sell options, convertible securities or rights to purchase stock, warrants, securities or other property to the holders of common stock, then the holders of Series A Convertible Preferred Stock will have the right to acquire such rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon conversion of the Series A Convertible Preferred Stock held immediately before the record date for such grant, issuance or sale.  The transfer agent for the Series A Convertible Preferred Stock and our common stock is Interwest Transfer Company, Salt Lake City, Utah.  We do not intend to list the Series A Convertible Preferred Stock on any securities exchange.

Ranking

The Series A Convertible Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

●
senior to our common stock, and, except as described below, to each other class of capital stock established after the original issue date of the Series A Convertible Preferred Stock (which we will refer to as the “Issue Date”), (which we will refer to collectively as “Junior Stock”);

●
equally with any class of capital stock established after the Issue Date, issued after the express written consent of the holders of a majority of the aggregate outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that the right of the holders thereof, either as to the payment of dividends or as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up, (i) are not given preference over the rights of the holders of the Series A Convertible Preferred Stock and (ii)  rank on an equality with the rights of the holders of the Series A Convertible Preferred Stock (which we will refer to collectively as “Parity Stock”); and

●
junior to each class of capital stock established after the Issue Date, issued after the express written consent of the holders of a majority of the aggregate outstanding shares of Series A Convertible Preferred Stock, the terms of which expressly provide that the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of our voluntary or involuntary liquidation, dissolution or winding up are given preference over the right of the holders of the Series A Convertible Preferred Stock (which we will refer to collectively as “Senior Stock”).

Dividends

Holders of the Series A Convertible Preferred Stock are entitled to receive dividends at the rate of 7% per annum, paid monthly in arrears.  Dividends will be calculated without giving effect to any reduction for payment of installments.  We may elect to pay dividends in cash or, subject to certain conditions, in shares of our common stock.

If we pay dividends in shares of common stock, the shares of common stock will be valued for such purposes, at the average of the volume weighted average prices (“VWAP”) for the five trading days in which the VWAP is at its lowest price during the twenty (20) consecutive trading days, excluding the two trading days during such period in which the VWAP is at its lowest price, ending immediately prior to the twenty-third (23rd) trading day prior to the applicable dividend payment date, subject to a “true up” based on the five trading days in which the VWAP is at its lowest price during the twenty (20) consecutive trading days ending on the trading day immediately prior to the applicable dividend or amortization payment date.

Series A Convertible Preferred Stock is entitled to participate on an as-converted basis in any distributions or dividends paid to the common stock.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, each holder of Series A Convertible Preferred Stock will be entitled to receive and to be paid out of our assets available for distribution to our stockholders, before any payment or distribution is made to holders of Junior Stock (including our common stock), a liquidation preference equal to the initial stated value of such holder’s Series A Convertible Preferred Stock, plus accrued and unpaid dividends and a make-whole amount equal to dividends that would have accrued on the Series A Convertible Preferred Stock had such shares remained outstanding through January 12, 2013.  If, upon our voluntary or involuntary liquidation, dissolution or winding-up, our assets available for distribution to our stockholders shall be insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full amount to which they shall be entitled, the holders of the Series A Convertible Preferred Stock and the Parity Stock will share equally and ratably in any distribution of our assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  After payment of the full amount of the liquidation preference and accrued and unpaid dividends to which they are entitled, the holders of the Series A Convertible Preferred Stock will be entitled to participate with the holders of our common stock on an as-converted to common stock basis in the distribution of our remaining assets.

Voting Rights

The holders of the Series A Convertible Preferred Stock will generally have no voting rights, except as required from time to time by law and except that the consent of the holders of a majority of the outstanding Series A Convertible Preferred Stock will be required to (i) alter or amend the Certificate of Designations or any other organizational document of the Company in a manner that  adversely affects the preferences, rights, privileges or powers of, or restrictions provided for the benefit of  the Series A Convertible Preferred Stock, (ii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iii) create or authorize any new class or series of shares that has a preference over or is on a parity with the Series A Convertible Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (iv) purchase, repurchase or redeem any shares of common stock (other than (a) pursuant to equity incentive agreements with employees giving us the right to repurchase shares upon the termination of services at cost and (b) upon surrender of restricted stock in connection with tax withholding); (v) pay dividends or make any other distribution on the common stock or other Capital Stock (other than the Series A Convertible Preferred Stock); (vi) increase the amount of any securities issuable pursuant to any employee benefit plan, agreement or arrangement which has been approved by our Board of Directors; (vii) whether or not prohibited by the terms of the Series A Convertible Preferred Stock, circumvent a right of the Series A Convertible Preferred Stock; (viii) amend any provision of the Certificate of Designations with respect to the Preferred Shares; or (ix) generally incur debt, other than equipment leases and vendor debt.  In matters where holders of the Series A Convertible Preferred Stock are entitled to vote, each share of the Series A Convertible Preferred Stock shall be entitled to one vote.

Conversion Rights

Holders of Series A Convertible Preferred Stock may elect to convert shares of Series A Convertible Preferred Stock into shares of our common stock at the then-existing conversion price at any time.  The conversion rate is determined by dividing the conversion amount (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Convertible Preferred Stock) by the conversion price in effect at the time of conversion.  The initial conversion price will be subject to adjustment upon the issuance of any common stock or securities convertible into common stock below the then-existing conversion price.  All shares of common stock distributed upon conversion will be freely transferable without restriction under the Securities Act of 1933, as amended (other than by our affiliates).  If a holder of shares of Series A Convertible Preferred Stock elects to convert its shares into common stock, the holder shall also be entitled to receive the make-whole amount, which, the Company may pay in shares of common stock, subject to certain conditions.

Company Conversion/Redemption

On each one month anniversary of the Issue Date of the Series A Convertible Preferred Stock we will redeem one-sixth of the shares of Series A Convertible Preferred Stock held by a holder of Series A Convertible Preferred Stock.  We may pay these monthly amortization payments in cash or, subject to certain conditions, in shares of our common stock.

If we pay the amortization payment in shares of common stock, we will deliver that number of shares of common stock equal to the amount of the monthly amortization payment divided by a per share amortization price, which shall be the lesser of (i) the then-existing conversion price and (ii) 90% of a calculated market price per share of common stock.  The market price per share is calculated as described in “Description of Convertible Preferred Stock – Dividends” above.

Under certain circumstances, including our breach of the terms contained in the Certificate of Designations, the holders of Series A Convertible Preferred Stock may require us to redeem the outstanding balance of the Series A Convertible Preferred Stock in cash at the higher of 125% of the applicable conversion price or the current market price, plus, in either case, the make-whole amount.  In addition, upon a change-in-control, the holders of Series A Convertible Preferred Stock may require us to redeem the outstanding shares of Series A Convertible Preferred Stock in cash at a premium as described in the Certificate of Designations.

Limitations on Issuance of Common Stock

Holders of Series A Convertible Preferred Stock may not convert their shares of Series A Convertible Preferred Stock to the extent that the conversion would result in the holder and its affiliates beneficially owning 4.99% or more (subject to adjustments as set forth in the Certificate of Designations) of our common stock.  The amount of beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Certain Nasdaq continued listing standards limit the number of securities that may be issued in a particular offering, when the issuance or potential issuance would result in a “change of control” as defined by Nasdaq.  Accordingly, without prior stockholder approval, common stock may not be issued upon the conversion or redemption of, or as a dividend on, the Series A Convertible Preferred Stock, as applicable, if such conversion, redemption or dividend would result in aggregate issuances by us of common stock equal to or greater than 20% of the outstanding shares of our common stock immediately prior to the offering.

DESCRIPTION OF WARRANTS

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized below. The form of warrant will be provided to each purchaser in this offering and was filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering. This summary of the warrants is subject in all respects to the provisions contained in such warrants.

Each purchaser of units will receive, for each unit purchased, one (1) share of our Series A Convertible Preferred Stock and one (1) warrant representing the right to purchase 225.2 shares of common stock at an exercise price of $2.22 per share of common stock. The warrants are exercisable after the first anniversary of the date of issuance and will terminate on the fifth anniversary of the date the warrants become exercisable (unless such date is not a trading day, in which case the warrants will expire on the next trading day). The exercise price and number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations or similar events affecting our common stock.  The exercise price is also subject to adjustment upon the issuance of any common stock or securities convertible into common stock below the then-existing exercise price.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised. In the event that the registration statement relating to the warrant shares is not effective or the prospectus forming a part thereof is not then available, a holder of warrants will have the right, in its sole discretion, to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant or cause the transfer agent to credit the holder’s balance account with the number of warrant shares issuable upon exercise within three trading days of our receipt of notice of exercise and subject to the payment of the aggregate exercise price.  The holder of a warrant shall surrender the warrant to the Company for cancellation as soon as practicable after the date the final notice of exercise of the warrant is delivered to the Company if the holder has purchased all of the shares issuable upon exercise of the warrant and the warrant has been exercised in full. If we fail to deliver to a holder who exercises a warrant a stock certificate or credit such holders balance account for the warrant shares within three trading days after the date we are required to make such delivery or cause such credit, the exercising holder may purchase our common shares (in an open market transaction or otherwise) to deliver in satisfaction of a sale by the exercising holder of our common shares that were issuable upon exercise of the warrants. If the exercising holder so purchases our common shares, we will be required, at the holder’s discretion, either to pay to the holder his purchase price for the shares he so purchased, or to deliver to holder stock certificates representing the warrant shares that the holder purchased and pay the difference (if any) between the purchase price paid for by the holder and the closing price of our shares of common stock on the third trading day after we received notice of the holder’s exercise.

The shares of common stock issuable on exercise of the warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger with or into another corporation, the consummation of a transaction whereby another person or entity acquires more than 50% of our outstanding common stock, a tender offer for our outstanding common stock which is accepted by holders of more than 50% of our outstanding shares of common stock or the sale or transfer of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the successor entity will be required to assume the warrant and the holder of any warrants will thereafter receive upon exercise of the warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation or merger or other transaction. In addition, a holder of warrants will be entitled at any time within 90 days after the closing of the fundamental transaction to require us or the successor entity (regardless of whether the consideration in the fundamental transaction is cash, securities or other consideration) to purchase the warrant from the holder by paying the holder cash in an amount equal to the value of the unexercised portion of the warrant using the Black-Scholes Option Pricing Model.

No holder may exercise its warrants to the extent that the exercise would result in the holder and its affiliates beneficially owning 4.99% or more (subject to adjustments as set forth in the warrants) of our common stock.  The amount of beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

As noted above, certain Nasdaq continued listing standards limit the number of securities that may be issued in a particular offering, when the issuance or potential issuance would result in a “change of control” as defined by Nasdaq.  Accordingly, without prior stockholder approval, common stock may not be issued upon the exercise of the warrants if such exercise would result in aggregate issuances by us of common stock equal to or greater than 20% of the outstanding shares of our common stock immediately prior to the offering.

Amendments and waivers of the terms of any warrant require the written consent of the holders of the warrants representing at least a majority of the shares of common stock underlying the warrants.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

DESCRIPTION OF COMMON STOCK

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock—Common Stock” beginning on page 4 of the accompanying prospectus.  As of December 2, 2011, we had 27,226,531 shares of common stock outstanding.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement between us and William Blair & Company, L.L.C., we have engaged William Blair & Company, L.L.C. as the exclusive placement agent in connection with this offering. The placement agent may engage selected dealers to assist in the placement of the securities. The placement agent is not purchasing or selling any of the securities we are offering, and it is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but the placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities.

The placement agency agreement provides that the obligation of the placement agent is subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions, letters and closing certificates.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between the purchasers and us. All of the securities will be sold at the same price. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement.

Commissions and Expenses

We will pay the placement agent a placement fee equal to 7% of the gross proceeds of this offering. The following table shows the per share and total placement agent fees we will pay to the placement agent in connection with the sale of the securities, assuming the purchase of all of the securities we are offering:

Per fixed combination	$70

Total	$525,000

We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees, will be approximately $265,000, which includes up to the lesser of (i) $50,000 and (ii) 8% of the gross proceeds received by us less the placement agent fees that we have agreed to reimburse to the placement agent for certain fees and legal expenses reasonably incurred by them. The maximum fees to be received by any member of the Financial Industry Regulatory Association, or FINRA, or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds from the sale of the securities being offered hereby. After deducting certain fees due to the placement agents and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $6.71 million.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect to such liabilities.

The placement agency agreement is included as exhibit 1.1 to our Current Report on Form 8-K filed with the SEC in connection with this offering.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “OXBT.” There is no established public trading market for the Series A Preferred Stock or the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A Preferred Stock or the warrants on any national securities exchange.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s website and any information contained in any other websites maintained by the placement agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and subscription agreements. A copy of the placement agency agreement and the form of subscription agreement with the investors are included as exhibits to our Current Report on Form 8-K filed with the SEC in connection with this offering.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

●	must not engage in any stabilization activity in connection with our securities; and

●
must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Affiliations

The placement agent and its affiliates may provide various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, and proxy and information statements and other information with the SEC.  You may read and copy materials that we have filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Copies of reports and other information from us are available on the SEC’s website at http://www.sec.gov.  Such filings are also available at our website at http://www.oxybiomed.com.  Website materials are not a part of this prospectus.

We have filed a registration statement, of which this prospectus supplement and the accompanying prospectus are a part, covering the securities offered hereby.  As allowed by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto.  We refer you to the registration statement, as amended, filed with the SEC on April 7, 2010, the exhibits, financial statements and schedules thereto for further information.  This prospectus supplement and the accompanying prospectus are qualified in their entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

(a) Our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, filed with the SEC on July 15, 2010’

(b) Amendment No.  1 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, filed with the SEC on August 29, 2011;

(c) Our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2011, filed with the SEC on September 19, 2011;

(d) Our Current Reports on Form 8-K filed with the SEC on May 19, 2011, June 22, 2011, August 24, 2011, October 3, 2011, October 14, 2011, October 28, 2011, November 16, 2011 and December 9, 2011, and our Current Reports on Form 8-K/A filed on July 1, 2011 and August 26, 2011; and

(e) The description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 11, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Oxygen Biotherapeutics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing of such documents.   However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein.  All requests should be sent to the attention of Nancy Hecox, Vice President of Legal Affairs and General Counsel, Oxygen Biotherapeutics, Inc., ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 or made via telephone at (919) 855-2100.

LEGAL MATTERS

The validity of our securities issuable hereunder has been passed upon for Oxygen Biotherapeutics by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.  Lowenstein Sandler, P.C. Roseland, New Jersey, is acting as counsel for the placement agent in connection with various matters related to the securities offered hereby.

EXPERTS

Cherry, Bekaert & Holland, L.L.P., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended April 30, 2011, filed on July 15, 2011, which is incorporated by reference in this prospectus supplement.  Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.

PROSPECTUS

Oxygen Biotherapeutics, Inc.

$75,000,000
Common Stock
Preferred Stock
Warrants

From time to time, we may offer and sell the following securities with an aggregate offering price of up to $75,000,000 in amounts, at prices and on terms described in one or more supplements to this prospectus:

●	shares of common stock;

●	shares of preferred stock; and

●	warrants to purchase shares of common stock or preferred stock.

This prospectus describes some of the general terms that may apply to an offering of the securities.  The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering.  You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, before you invest.

This prospectus may not be used to offer and sell securities without a prospectus supplement.

We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  The supplements to this prospectus will provide the specific terms of the plan of distribution.  The net proceeds we expect to receive from sales by us will be set forth in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol OXBT.  On April 1, 2010, the last reported sale price of our common stock was $5.02 per share.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 and those contained in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2010

ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
ABOUT OXYGEN BIOTHERAPEUTICS, INC.	3
RISK FACTORS	3
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	6
PLAN OF DISTRIBUTION	8
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9
LEGAL MATTERS	10
EXPERTS	10

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process.  By using a shelf registration statement, we may sell any combination of the securities referred to herein from time to time and in one or more offerings as described herein up to a maximum aggregate offering price of $75,000,000.  Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Oxygen Biotherapeutics,” “we,” “our” and “us” in this prospectus, we mean Oxygen Biotherapeutics, Inc., a Delaware corporation, unless otherwise specified.  Our principal executive offices are located at 2530 Meridian Parkway, Suite 3078, Durham, North Carolina 27713 and our telephone number is (919) 806-4414.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and any applicable prospectus supplement and the information they incorporate by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  All information relative to future markets for our products and trends in and anticipated levels of revenue, gross margins and expenses, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements.  These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements.  Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.  Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made.  You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.  We hereby qualify all of our forward-looking statements by these cautionary statements.  Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ABOUT OXYGEN BIOTHERAPEUTICS, INC.

Oxygen Biotherapeutics is engaged in the business of developing biotechnology products with a focus on oxygen delivery to tissue. We are currently developing Oxycyte™, a product we believe is a safe and effective oxygen carrier for use in surgical and similar medical situations. We have developed a family of perfluorocarbon based oxygen carriers for use in personal care, topical wound healing, and other topical indications.  We are currently selling Dermacyte™ skin care products, which utilize our perfluorocarbon oxygen carrier technology.  Our Dermacyte™ skin care products are designed to promote a more youthful skin appearance through the delivery of Oxygen.  In addition, we also have under development Fluorovent™, an oxygen exchange fluid for facilitating the treatment of lung conditions, and out-licensed our rights to a biosensor implant product that uses an enzyme process for measuring the glucose level in subcutaneous fluid.

Our executive offices are located at 2530 Meridian Parkway, Suite 3078, Durham, North Carolina 27713, and our telephone number is (919) 806-4414.

Oxygen Biotherapeutics was originally formed as a New Jersey corporation in 1967 under the name Rudmer, David & Associates, Inc., and subsequently changed its name to Synthetic Blood International, Inc. Effective June 30, 2008, we changed our domiciliary state from New Jersey to Delaware and the company name to Oxygen Biotherapeutics, Inc.

RISK FACTORS

Investing in our securities involves certain risks.  Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in our securities described in any applicable prospectus supplement or free writing prospectus and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.  You should consider carefully those risks as well as other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses that we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement, we anticipate using the net proceeds from the sale of our common stock, preferred stock and warrants for general corporate purposes, including capital expenditures, working capital, repayment of any indebtedness outstanding, acquisitions and other business opportunities.  Pending such uses of proceeds, the net proceeds may be temporarily invested in short-term securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our capital stock.  The following description is based upon our Certificate of Incorporation, as amended, which we will refer to hereafter as our Certificate of Incorporation, our Bylaws and applicable provisions of law.  We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete.  The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.  You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock in one or more series, $0.0001 par value per share.

Common Stock

As of April 1, 2010, there were 21,323,291 shares of our common stock outstanding held of record by 1,388 stockholders.  In addition, there are outstanding options, warrants and rights to acquire up to an additional 4,418,564 shares of common stock.

Holders of the common stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. There are no cumulative voting rights in the election of directors. The shares of common stock are entitled to receive such dividends as may be declared and paid by the Board of Directors out of funds legally available therefor and to share, ratably, in the net assets, if any, of Oxygen Biotherapeutics upon liquidation. The stockholders have no preemptive rights to purchase any shares of our capital stock.

The transfer agent for the common stock is Interwest Transfer Company, Salt Lake City, Utah.  Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol OXBT.

Preferred Stock

As of April 1, 2010, there were no shares of our preferred stock outstanding.

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to each series includes, but is not limited to, determining the following:

●	the designation of the series, which may be by distinguishing number, letter or title;

●	the number of shares of the series;

●	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, are cumulative or noncumulative;

●	dates at which dividends, if any, are payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

●
whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of Oxygen Biotherapeutics or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of shares of the series.

Certain Provisions of the Certificate of Incorporation and Bylaws; Indemnification

Special Meetings of Stockholders.  Our Bylaws provide that special meetings of stockholders may be called only by the Chairman, President or by a majority of the Board of Directors, or by a person designated by the Board of Directors.  Stockholders are not permitted to call a special meeting of stockholders or to require that the Chairman, the President or the Board of Directors request the calling of a special meeting of stockholders.

Advance Notice Requirement.  Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures.  These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nomination of persons for election to the Board of Directors.  Generally, to be timely, notice must be received at our principal executive offices not less than 120 days prior to the first anniversary of the date on which we first mailed notice of the annual meeting to stockholders in connection with the previous year’s annual meeting of stockholders.

Blank Check Preferred Stock.  Our Board of Directors is authorized by our Certificate of Incorporation to issue, without further stockholder action, up to 10,000,000 shares of designated preferred stock with rights and preferences, including voting rights, designated by the Board of Directors.  The existence of the authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of Oxygen Biotherapeutics by means of a merger, tender offer, proxy contest or otherwise.

Limitation of Liability and Indemnification of Officers and Directors.  Pursuant to the Certificate of Incorporation and under Delaware law, directors and executive officers are not liable to Oxygen Biotherapeutics or its stockholders for monetary damages for breach of fiduciary duty, except liability in connection with a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases illegal under Delaware law, or any transaction in which a director has derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which such person may be involved by reason of the fact that such person was our director or officer if such person acted in good faith or in a manner reasonably believed to be in or not opposed to our best interests. To the extent that a director or officer has been successful in defense of any proceeding, our bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

The limitations of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Certain anti-takeover effects of Delaware law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined in Section 203) for three years following the date that such person became an interested stockholder unless various conditions are satisfied.

DESCRIPTION OF WARRANTS

This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates.  You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement.  Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any other securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement.  We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series.  Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities issuable upon exercise of such warrants may be acquired;

●	the dates on which the right to exercise such warrants will commence and expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Exercise of Warrants.  Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants.  Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

●	through agents;

●	through underwriters or dealers;

●	directly to one or more purchasers;

●	through a combination of any of these methods of sale; or

●	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and will file proxy and information statements and other information with the SEC.  You may read and copy materials that we have filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Copies of reports and other information from us are available on the SEC’s website at http://www.sec.gov.  Such filings are also available at our website at http://www.oxybiomed.com.  Website materials are not a part of this prospectus.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby.  As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto.  We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information.  This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a) Our Annual Report on Form 10-K for the fiscal year ended April 30, 2009, filed with the SEC on August 12, 2009, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on March 25, 2010;

(b) Our Quarterly Reports on Form 10-Q for the quarterly periods ended (i) July 31, 2009, filed with the SEC on September 17, 2009; (ii) October 31, 2009, filed with the SEC on December 11, 2009; and (iii) January 31, 2010, filed with the SEC on March 19, 2010;

(c) Our Current Reports on Form 8-K filed with the SEC on June 8, 2009, July 21, 2009, August 17, 2009, August 28, 2009, September 2, 2009, October 29, 2009, November 13, 2009, December 1, 2009, December 14, 2009 and March 4, 2010; and

(d) The description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 11, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Oxygen Biotherapeutics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including those filed after the date of the initial registration statement and prior to effectiveness of the registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.   However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein.  All requests should be sent to the attention of Nancy Hecox, Vice President of Legal Affairs and General Counsel, Oxygen Biotherapeutics, Inc., 2530 Meridian Parkway, Suite 3078, Durham, North Carolina 27713 or made via telephone at (919) 806-4414.

LEGAL MATTERS

The validity of our securities issuable hereunder will be passed upon for Oxygen Biotherapeutics by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.

EXPERTS

Cherry, Bekaert & Holland, L.L.P., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended April 30, 2009, filed on August 12, 2009, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed on March 25, 2010 which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.

7,500 Shares of Series A Convertible Preferred Stock
Warrants to Purchase 1,689,192 Shares of Common Stock

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PROSPECTUS SUPPLEMENT
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William Blair & Company

December 8, 2011